Exhibit 99.1

TILT Holdings Reports Fourth Quarter and Full Year 2022 Results

- Q4 revenue up 9% quarter over quarter to $44.3 million -

- FY 2022 cash from operations up significantly to $8.6 million, compared to cash used of $8.6 million in FY 2021 -

- Recently completed refinancing of legacy debt, reducing principal debt outstanding by nearly half -

Phoenix, Arizona, March 16, 2023 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO:TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three and twelve months ended December 31, 2022. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) unless otherwise indicated.

“2022 was a pivotal year for TILT and the cannabis industry at large,” said Chief Executive Officer Gary Santo. “Our sector faced headwinds from the overall economic environment and, to a greater extent, the sector itself adapting to cannabis as a commodity more rapidly than expected. Our financial results were not immune to these patterns. We did maintain positive adjusted EBITDA and produced positive cash flow from operations for the year, and we are committed to upholding both these trends in 2023.”

Santo continued, “Operationally, last year we signed six new brand partnerships, launched over 100 new brand partner SKUs, and won multiple awards for outstanding products, including our recent edibles wins at NECANN last week for a newly launched chocolate we produce for our partner CODA and for our own house brand millionaire shortbread. In addition, we outperformed market trends in each of the states in which we operate, highlighting the benefit of our strategy to support brand partners instead of prioritizing our own products. We also brought innovation back to Jupiter with multiple new product announcements and improved distribution terms which drove better margins in the second half of the year.

“Looking back on 2022, while our overall performance may not have been as strong as we had hoped at the outset of the year, we remained focused on implementing and refining our business strategy. We believe our asset-light approach and nimble structure coupled with the now-completed refinancing and debt reduction efforts, allows us to enter 2023 with positive momentum, a stable capital structure, on-going positive cash flow from operations and a team fully equipped to tackle the critical optimization phase of our strategic pivot.”

Q4 2022 Financial Summary

●	Revenue was $44.3 million in the three months ended December 31, 2022, compared to $54.1 million in the prior year period. The decrease in revenue was primarily driven by a significant customer order in the Company’s inhalation technology business in December 2021.
●	Gross profit was $8.3 million in the three months ended December 31, 2022, or approximately 19% of revenue, compared to $11.2 million or approximately 21% of revenue in the prior year period. The decrease in gross profit was primarily driven by price compression in the Company’s cannabis operations in Massachusetts.
●	Net loss was $73.1 million in the three months ended December 31, 2022, compared to a net loss of $20.1 million in the prior year period. The increase in net loss was primarily driven by a $54.6 million goodwill impairment related to current market conditions and its impact on the fair value of our reporting units.
●	Adjusted EBITDA (non-GAAP) was $(0.4) million in the three months ended December 31, 2022, compared to $4.5 million in the prior year period. The decrease was driven by the aforementioned price compression in the Company’s cannabis operations in Massachusetts.

Recent Financing Update

●	In February 2023, the Company announced a series of transactions that alleviated its near-term debt maturity and further reduced its non-revolving debt from $86.7 million at December 31, 2021 to $46 million on February 16, 2023. The Company repaid $2 million of debt as one of these transactions, retiring the remainder of its 2019 senior debt facility with no further obligations. For junior noteholders, the Company revised and extended terms to provide for amended and restated promissory notes with an aggregate principal balance of $38 million and issued $8.2 million of secured promissory notes to satisfy certain outstanding accounts payable.
●	In conjunction with the refinancing of the junior notes in February 2023, the Company completed a sale-leaseback transaction for its Pennsylvania cultivation and manufacturing facility for approximately $15 million.
●	Altogether, as of February 28, 2023, the Company had a cash balance of approximately $5 million and principal debt of approximately $46 million.
●	Completed final action in March 2023, by amending existing revolving credit facility to increase credit availability, improve terms and extend maturity date.

Q4 2022 Operational Highlights

●	Launched social impact driven brand Black Buddha Cannabis in Massachusetts for both patients and adult-use customers.
●	Unveiled CCELL by Smoore’s latest technology release, EVO, through the Company’s wholly-owned subsidiary, Jupiter.

●	Expanded partnership with cannabis lifestyle brand, Highsman, with the launch of “H” by Ricky Williams in dispensaries throughout the Commonwealth of Pennsylvania for medical patients.
●	Entered into an exclusive, five-year manufacture, supply and distribution agreement with Curaleaf International to bring Jupiter manufactured Liquid QueTM vaporizer to new territories abroad, for use as a medical device with extracts developed by Curaleaf International.
●	Partnered with Coda Signature, one of the cannabis industry’s leading infused chocolatiers, to launch the brand in Massachusetts for both patients and adult-use customers.
●	Announced that Jupiter will launch a proprietary initiative called Concept LVT, a first-of-its-kind, patent-pending rig-less dab solution that is an affordable, easy and clean way to experience cannabis concentrates.
●	Announced the launch of Little Beach Harvest’s ancestral plant medicine, in partnership with Shinnecock Indian Nation, to both patients and adult-use customers across Massachusetts.

FY 2022 Financial Summary

●	Revenue was $174.2 million in the twelve months ended December 31, 2022, compared to $202.7 million in the prior year. The decrease in revenue was primarily driven by lower volumes and pricing in the Company’s inhalation business, partially offset by continued growth in the Company’s cannabis operations.
●	Gross profit was $38.2 million in the twelve months ended December 31, 2022, or approximately 22% of revenue, compared to $50.2 million or approximately 25% of revenue in the prior year. The decrease in gross profit was primarily driven by pricing pressure in both the Company’s inhalation technology business and cannabis operations.
●	Net loss was $107.5 million in the twelve months ended December 31, 2022, compared to a net loss of $35.1 million in the prior year. The net loss was primarily driven by the aforementioned goodwill impairment in the fourth quarter.
●	Adjusted EBITDA (non-GAAP) was $2.8 million in the twelve months ended December 31, 2022, compared to $22.3 million in the prior year. The decrease was driven by lower revenue in the Company’s inhalation technology business and pricing pressure for both inhalation and cannabis operations.
●	Cash provided by operations was up significantly to $8.6 million for the twelve months ended December 31, 2022, compared to cash used of $8.6 million in the prior year. The increase was primarily driven by significant improvements to working capital.
●	Total cash balance was $2.2 million at December 31, 2022, compared to $7.0 million at December 31, 2021. This cash balance included restricted cash of $1.3 million at December 31, 2022, compared to restricted cash of $2.7 million at December 31, 2021. Unrestricted cash and cash equivalents were $2.2 million, compared to $4.2 million at December 31, 2021.

Earnings Call and Webcast

TILT management will host a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results, business strategy and future outlook, followed by a question-and-answer period.

Date: Thursday, March 16, 2023

Time: 5:00 p.m. Eastern Time

Toll-free dial-in number: (877) 423-9813

International dial-in number: (201) 689-8573

Conference ID: 13736759

Webcast: TILT Q4 2022 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers in regulated markets across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to entering into the New York market and the timing thereof, the expectations with respect to growth and profitability, the expected performance and growth of the Company’s hardware business, the expected performance of the collaboration between TILT and its brand partners, the expected number of brand partner product offerings, anticipated development, timing and release of future product offerings, anticipated effect of new pricing on future margins, expectations regarding 2023 revenue and Adjusted EBITDA, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments and the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or

“does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, those risks described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement filed by TILT, “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed by TILT, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www. sec.gov and on SEDAR at www.sedar.com.

Non-GAAP Financial and Performance Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates EBITDA as net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.com

Table 1: Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenues, net	$44,294	$40,487	$54,057	$174,188	$202,705
Cost of goods sold	(35,961)	(30,950)	(42,870)	(136,020)	(152,502)
Gross profit	8,333	9,537	11,187	38,168	50,203

Operating expenses:
Wages and benefits	5,661	4,881	3,606	22,045	17,407
General and administrative	5,706	4,643	5,605	20,713	19,608
Sales and marketing	649	808	220	2,450	922
Share-based compensation	782	533	1,398	3,327	3,804
Depreciation and amortization	4,640	4,594	4,596	18,352	17,857
Impairment loss and loss on disposal of assets	54,602	175	30,204	62,143	30,398
Total operating expenses	72,040	15,634	45,629	129,030	89,996
Operating loss	(63,707)	(6,097)	(34,442)	(90,862)	(39,793)

Other (expense) income:
Interest income	47	94	6	215	593
Other income	(0)	2	4	9	74
Change in fair value of warrant liability	34	610	8,783	2,394	6,001
Gain on foreign currency exchange	—	—	37	—	14
Gain (loss) on sale of assets	—	(1)	95	—	163
Unrealized loss on investment	(4)	(198)	(62)	(296)	(891)
Loan receivable losses	(523)	(133)	(4,562)	(1,677)	(4,562)
Gain (loss) on termination of lease	—	—	72	—	(261)
Interest expense	(3,514)	(4,150)	(2,743)	(14,241)	(10,367)
Total other (expense) income	(3,960)	(3,776)	1,630	(13,596)	(9,236)
(Loss) income from operations before income tax and non-controlling interest	(67,667)	(9,873)	(32,812)	(104,458)	(49,029)

Income taxes
Income tax benefit (expense)	(5,418)	(5,818)	12,683	(3,006)	13,903
Net (loss) income before non-controlling interest	(73,085)	(15,691)	(20,129)	(107,464)	(35,126)
Less: Net loss attributable to non-controlling interest	1	—	—	9	—
Net (loss) income attributable to TILT Holdings Inc.	$(73,084)	$(15,691)	$(20,129)	$(107,455)	$(35,126)

Table 2: Reconcilation of Non-GAAP Measures

(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Years Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net (loss) income before non-controlling interest	$(73,085)	$(15,691)	$(20,129)	$(107,464)	$(35,126)

Add (Deduct) Impact of:
Interest income	(47)	(94)	(6)	(215)	(593)
Interest expense	3,514	4,150	2,743	14,241	10,367
Income tax expense (benefit)	5,418	5,818	(12,683)	3,006	(13,903)
Depreciation and amortization	6,153	6,061	6,228	24,508	23,692
Total Adjustments	15,038	15,935	(3,718)	41,540	19,563

EBITDA (Non-GAAP)	$(58,047)	$244	$(23,847)	$(65,925)	$(15,563)

Add (Deduct) Impact of:
Share-based Compensation	782	533	1,398	3,327	3,804
Severance	182	202	159	478	915
(Gain) Loss on Sale of Assets	—	1	(95)	—	(163)
(Gain) Loss on termination of lease	—	—	(72)	—	261
Deferred Rent Adjustment	—	—	—	—	(548)
Legal Settlement	—	(782)	—	(1,142)	2,363
Unrealized (Gain) Loss on Investment in Equity Security	4	198	62	296	891
Change in Fair Value of Financial Instruments	(34)	(610)	(8,783)	(2,394)	(6,001)
Loss on Loan Receivable	523	133	4,562	1,677	4,562
Impairment loss and loss on disposal of assets	54,602	175	30,204	62,143	30,398
Foreign Exchange (Gain) Loss	—	—	(37)	—	(14)
One Time Bad Debt Expense	—	—	137	—	137
One Time Adjustments	1,620	493	842	4,354	1,250
Total Adjustments	57,679	343	28,377	68,739	37,855

Adjusted EBITDA (Non-GAAP)	(368)	587	4,530	2,815	22,292

Table 3: Consolidated Statements of Cash Flows

(Amounts Expressed in Thousands of United States Dollars)

	Years Ended
	December 31, 2022	December 31, 2021
Net Cash Provided by (Used in) Operating Activities	$8,612	$(8,599)
Net Cash (Used in) Provided by Investing Activities	(16,837)	186
Net Cash Provided by Financing Activities	4,783	6,514
Effect of Foreign Exchange on Cash and Cash Equivalents	(10)	(8)
Net Change in Cash and Cash Equivalents	(3,452)	(1,907)

Cash and Cash Equivalents and Restricted Cash, Beginning of Period	6,952	8,859

Cash and Cash Equivalents and Restricted Cash, End of Period	$3,500	$6,952

Table 4: Consolidated Balance Sheets (Select Items)

(Amounts Expressed in Thousands of United States Dollars)

	Years Ended
	December 31, 2022	December 31, 2021
Cash and Cash Equivalents	$2,202	$4,221
Restricted Cash	1,298	2,731
Trade Receivables and Others	26,698	32,393
Inventories	52,909	55,583
Total Current Assets	85,927	100,613
Property, Plant & Equipment, Net	67,937	62,360
Total Assets	293,978	381,348
Total Current Liabilities	130,238	99,497
Total Long-Term Liabilities	42,223	56,186
Total Shareholders’ Equity	121,517	225,665